Oncolytics Biotech® Provides Update on GOBLET Study Clinical Data and Final PanCAN Grant Payment

Completion of enrollment earlier this year and expected final PanCAN grant payment this quarter mark successful completion of a key phase of Cohort 5

Final Cohort 4 results expected in Q4 2026; initial Cohort 5 results expected in the first half of 2027

The Company will use the clinical data to focus and guide its strategy to combine pelareorep with a checkpoint inhibitor in gastrointestinal and additional tumors

SAN DIEGO, CA, October 14, 2026 – Oncolytics Biotech® Inc. (Nasdaq: ONCY) (“Oncolytics” or the “Company”), a clinical-stage immunotherapy company developing pelareorep, today announced an update regarding the status of its GOBLET Phase 1/2 study, including timing for the release of certain clinical data. It also declared that it will receive the final payment under its grant from the Pancreatic Cancer Action Network (“PanCAN”) later this quarter, following the completion of certain activities in Cohort 5 of the study.

Patients remain on treatment and in follow-up in two GOBLET cohorts. Cohort 4 is evaluating pelareorep with atezolizumab in patients with second-line and later squamous cell anal carcinoma, while Cohort 5 is evaluating pelareorep-based therapy in combination with chemotherapy with and without atezolizumab in patients with first-line metastatic pancreatic ductal adenocarcinoma (“PDAC”).

Oncolytics expects to report final results from Cohort 4 in the fourth quarter of 2026. Initial results from Cohort 5 are expected in the first half of 2027, but could be extended as multiple patients continue treatment and follow-up.

“We are incredibly grateful to PanCAN for its support of GOBLET Cohort 5 and, more broadly, for the extraordinary work the organization does every day on behalf of patients and families affected by pancreatic cancer,” said Jared Kelly, Chief Executive Officer of Oncolytics. “PanCAN has played an important role in advancing pancreatic cancer research by bringing together patients, researchers, clinicians, and industry around the shared goal of developing better treatments for this devastating disease. We are proud to have worked with PanCAN through GOBLET and deeply appreciate the organization’s support as we complete this phase of the study and continue following patients in our anal and pancreatic cancer cohorts.”

The GOBLET study has played an important role in the clinical development of pelareorep by evaluating its potential across multiple gastrointestinal cancers in combination with a checkpoint inhibitor and generating clinical and translational data that have informed the Company’s ongoing development strategy.

With enrollment now complete, Oncolytics is winding down the broader GOBLET study infrastructure while continuing treatment and follow-up of remaining patients and preparing for upcoming clinical data readouts from the remaining cohorts. Notably, each cohort that enrolled the required number of patients met its pre-specified success criteria for efficacy.

“The efficacy data from Cohort 5, including overall survival and duration of response, continue to mature, and we will provide an update to investors and stakeholders as soon as possible,” said Thomas Heineman,

MD, PhD, Chief Medical Officer of Oncolytics. “In parallel, we continue to monitor patients in Cohort 4 and are happy to report that median overall survival exceeds our expectations. The full data set is still being processed, and we anticipate sharing more details before the end of the year.”

About GOBLET
The GOBLET (Gastrointestinal tumOrs exploring the treatment comBinations with the oncolytic reovirus peLarEorep and anTi-PD-L1) study is a phase 1/2 multiple indication study in advanced or metastatic gastrointestinal tumors. The study is being conducted at 17 centers in Germany and is being managed by AIO-Studien-gGmbH (“AIO”). The co-primary endpoints of the study are objective response rate and/or disease control rate and safety. Key secondary and exploratory endpoints include additional efficacy assessments and evaluation of potential biomarkers. The study comprises five treatment cohorts:
1.Pelareorep in combination with atezolizumab (Tecentriq®), gemcitabine, and nab-paclitaxel in first-line advanced/metastatic pancreatic cancer patients;
2.Pelareorep in combination with atezolizumab in first-line MSI (microsatellite instability)-high metastatic colorectal cancer patients;
3.Pelareorep in combination with atezolizumab and TAS-102 in third-line metastatic colorectal cancer patients
4.Pelareorep in combination with atezolizumab in second-line advanced and unresectable anal cancer patients; and
5.Pelareorep in combination with mFOLFIRINOX with and without atezolizumab in newly diagnosed metastatic PDAC patients.

About AIO
AIO emerged from the study center of the medical oncology working group within the German Cancer Society. AIO operates with a non-profit purpose of promoting science and research with a focus on medical oncology. Since its foundation, AIO has become a successful sponsor and study management company and has established itself both nationally and internationally.

About Pelareorep
Pelareorep is an intravenously delivered, systemically active, investigational immunotherapy with a dual mechanism of action that selectively replicates in tumor cells while activating both innate and adaptive anti-tumor immune responses, including the upregulation of key inflammatory cytokines resulting in the formation of tertiary lymphoid structures and the expansion of tumor-infiltrating lymphocytes. It has been administered to over 1,200 patients, and clinical studies have demonstrated pelareorep’s potential to enhance the activity of checkpoint inhibitors and other anti-cancer therapies across multiple solid tumor types.

About Oncolytics Biotech Inc.
Oncolytics is a clinical-stage biotechnology company developing pelareorep, an investigational intravenously delivered double-stranded RNA immunotherapeutic agent. Pelareorep has demonstrated encouraging results in multiple first-line pancreatic cancer studies, two randomized Phase 2 studies in metastatic breast cancer, and early-phase studies in anal and colorectal cancer. It is designed to induce anti-cancer immune responses by converting immunologically inactive tumors to active through the activation of innate and adaptive immune responses.

The Company is advancing pelareorep in combination with chemotherapy and/or checkpoint inhibitors in metastatic gastrointestinal cancers, where pelareorep has received Fast Track designation from the U.S. Food and Drug Administration for colorectal, anal, and pancreatic cancer. Oncolytics is actively pursuing strategic partnerships to accelerate development and maximize commercial impact. For more about Oncolytics, please visit: www.oncolyticsbiotech.com or follow the Company on LinkedIn and on X @oncolytics.

Tecentriq® (atezolizumab) is a registered trademark of Genentech, a member of the Roche Group.

Forward-looking statements
This press release contains forward-looking statements, within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under applicable Canadian securities laws (such forward-looking statements and forward-looking information are collectively referred to herein as “forward-looking statements”). Forward-looking statements contained in this press release include statements regarding the timing, continued treatment and follow-up of patients, and results of Cohorts 4 and 5 of the GOBLET study; the winding down of the broader GOBLET study infrastructure; the potential clinical benefits of pelareorep; timing of final payment under the PanCAN grant; the continued clinical development of pelareorep; statements regarding beliefs as to the potential, registration, mechanism of action and benefits of pelareorep as a cancer therapeutic; the Company’s goals, strategies, and objectives; expectations around the anticipated timelines and expected outcomes for current and future studies; the Company’s belief in the clinical promise of pelareorep in anal, colorectal, pancreatic and other gastrointestinal cancers; and the Company’s goals and expectations for its potential registrational development path for pelareorep in multiple gastrointestinal cancers, including colorectal cancer. In any forward-looking statement in which Oncolytics expresses an expectation or belief as to future results, such expectations or beliefs are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will be achieved. These statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those anticipated. These risks include, but are not limited to, regulatory outcomes, trial execution, financial resources, access to capital markets, and market dynamics. Please refer to Oncolytics’ public filings with securities regulators in the United States and Canada for more information. The Company assumes no obligation to update forward-looking statements, except as required by law.

Company Contact
Jon Patton
Director of IR & Communication
jpatton@oncolytics.com